Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$48,470,830
Unrealized Gain (Loss) on Market Value of Commodity Futures	13,040,420
Dividend Income	3,416
Interest Income	5,772
ETF Transaction Fees	3,850
Total Income (Loss)	$61,524,288

Expenses
General Partner Management Fees	$211,667
Professional Fees	25,042
Brokerage Commissions	32,283
Directors' Fees and insurance	2,438
SEC & FINRA Registration Expense	19,880
Total Expenses	291,310
Expense Waiver	(37,310)
Net Expenses	$254,000
Net Income (Loss)	$61,270,288

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/21	$347,863,193
Withdrawals (3,200,000 Shares)	(49,856,463)
Net Income (Loss)	61,270,288

Net Asset Value End of Month	$359,277,018
Net Asset Value Per Share (22,150,000 Shares)	$16.22

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596